Exhibit 2



                                                                 EXECUTION COPY




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                          AGREEMENT AND PLAN OF MERGER

                          Dated as of January 12, 2004

                                  by and among

                              ABBOTT LABORATORIES,

                           CORVETTE ACQUISITION CORP.

                                       and

                                THERASENSE, INC.




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
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                                               TABLE OF CONTENTS

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ARTICLE I Definitions.................................................................................1
   Section 1.1      Definitions.......................................................................1


ARTICLE II The Merger.................................................................................9
   Section 2.1      The Merger........................................................................9
   Section 2.2      Closing...........................................................................9
   Section 2.3      Effective Time....................................................................9
   Section 2.4      Effects of the Merger.............................................................9
   Section 2.5      Certificate of Incorporation and By-Laws..........................................9
   Section 2.6      Directors........................................................................10
   Section 2.7      Officers.........................................................................10

ARTICLE III Effect of the Merger on the Capital Stock of the Constituent
            Corporations; Exchange of Certificates...................................................10
   Section 3.1      Effect on Capital Stock..........................................................10
   Section 3.2      Exchange of Certificates.........................................................10
   Section 3.3      Dissenting Shares................................................................12
   Section 3.4      Adjustment of Merger Consideration...............................................12

ARTICLE IV Representations and Warranties of the Company.............................................13
   Section 4.1      Organization, Standing and Corporate Power.......................................13
   Section 4.2      Subsidiaries.....................................................................13
   Section 4.3      Capital Structure................................................................14
   Section 4.4      Authority; Noncontravention......................................................14
   Section 4.5      SEC Documents; Financial Statements; Undisclosed Liabilities.....................16
   Section 4.6      Information Supplied.............................................................17
   Section 4.7      Absence of Certain Changes or Events.............................................17
   Section 4.8      Litigation.......................................................................17
   Section 4.9      Contracts........................................................................17
   Section 4.10     Compliance with Laws.............................................................18
   Section 4.11     Employment Matters...............................................................19
   Section 4.12     Employee Benefit Plans; ERISA....................................................20
   Section 4.13     Taxes............................................................................23
   Section 4.14     Environmental....................................................................24
   Section 4.15     Title to Properties..............................................................25
   Section 4.16     Intellectual Property............................................................26
   Section 4.17     Voting Requirements..............................................................27
   Section 4.18     State Takeover Statutes..........................................................27
   Section 4.19     Rights Agreement.................................................................27
   Section 4.20     Tangible Assets..................................................................27
   Section 4.21     Brokers; Schedule of Fees and Expenses...........................................28
   Section 4.22     Opinion of Financial Advisor.....................................................28
   Section 4.23     Regulatory Compliance............................................................28
   Section 4.24     Insurance........................................................................29
   Section 4.25     Affiliate Transactions...........................................................30

ARTICLE V Representations and Warranties of Parent and Sub...........................................30
   Section 5.1      Organization, Standing and Corporate Power.......................................30
   Section 5.2      Authority; Noncontravention......................................................30
   Section 5.3      Information Supplied.............................................................31
   Section 5.4      Brokers..........................................................................31
   Section 5.5      Interim Operations of Sub........................................................31
   Section 5.6      Financing.  .....................................................................32

ARTICLE VI Covenants Relating to Conduct of Business.................................................32
   Section 6.1      Conduct of Business..............................................................32
   Section 6.2      No Solicitation..................................................................36

ARTICLE VII Additional Agreements....................................................................39
   Section 7.1      Preparation of the Proxy Statement; Stockholders Meeting.........................39
   Section 7.2      Access to Information; Confidentiality...........................................40
   Section 7.3      Reasonable Efforts; Notification.................................................40
   Section 7.4      Public Announcements.............................................................41
   Section 7.5      Indemnification and Insurance....................................................42
   Section 7.6      Benefits and Employment..........................................................42
   Section 7.7      Stock Options/ESPP...............................................................43
   Section 7.8      Stockholder Litigation...........................................................44

ARTICLE VIII Conditions Precedent....................................................................45
   Section 8.1      Conditions to Each Party's Obligation to Effect the Merger.......................45
   Section 8.2      Conditions to Obligations of Parent and Sub......................................45
   Section 8.3      Conditions to Obligation of the Company..........................................46

ARTICLE IX Termination, Amendment and Waiver.........................................................46
   Section 9.1      Termination......................................................................46
   Section 9.2      Effect of Termination............................................................48
   Section 9.3      Fees and Expenses................................................................48
   Section 9.4      Amendment........................................................................48
   Section 9.5      Extension; Waiver................................................................49

ARTICLE X General Provisions.........................................................................49
   Section 10.1     Nonsurvival of Representations and Warranties....................................49
   Section 10.2     Notices..........................................................................49
   Section 10.3     Interpretation...................................................................50
   Section 10.4     Counterparts.....................................................................50
   Section 10.5     Entire Agreement; No Third-Party Beneficiaries...................................50
   Section 10.6     Governing Law....................................................................51
   Section 10.7     Assignment.......................................................................51
   Section 10.8     Enforcement......................................................................51
   Section 10.9     Severability.....................................................................51

         AGREEMENT AND PLAN OF MERGER, dated as of January 12, 2004, by and among Abbott Laboratories, an Illinois corporation ("Parent"), Corvette Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and TheraSense, Inc., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company each have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent, Sub and certain stockholders of the Company are entering into a stockholder agreement (the "Stockholder Agreement") pursuant to which, among other things, such stockholders have agreed to vote to approve and adopt this Agreement and the Merger and to take certain other actions in furtherance of the Merger, upon the terms and subject to the conditions set forth therein; and

         WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and the Stockholder Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition Agreement" has the meaning set forth in Section 6.2(b).

         "Activities to Date" has the meaning set forth in Section
4.23(a)(i)(A).

         "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person.

         "Alternative Acquisition" means any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, tender offer, exchange offer, stock acquisition, asset acquisition, statutory share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (i) assets or businesses that constitute or represent twenty percent (20%) or more of the total revenue or assets of the Company and the Company Subsidiaries, taken as a whole, (ii) twenty percent (20%) or more of the outstanding shares of Company Common Stock or (iii) twenty percent (20%) or more of the outstanding shares of capital stock of, or other equity or voting interests in, any of the Company Subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (i) above, in each case other than the transactions contemplated by this Agreement.

         "Alternative Acquisition Proposal" has the meaning set forth in
Section 6.2(a).

         "Applicable Law" means any statute, law (including common law), ordinance, rule or regulation applicable to the Company or any Company Subsidiary or Parent and Sub, as applicable, or their respective properties or assets.

         "Approvals" has the meaning set forth in Section 4.23(a)(i)(A).

         "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

         "Certificate of Merger " means a certificate of merger, or other appropriate documents, to be filed with the Secretary of State of the State of Delaware to effect the Merger.

         "Certificates" means certificates evidencing shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 3.1(c).

         "Closing" means the closing of the Merger.

         "Closing Date" means the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the Preamble.

         "Company Board" means the Board of Directors of the Company.

         "Company Common Stock" means common stock, par value $0.001 per share, of the Company.

         "Company Disclosure Schedule" has the meaning set forth in Article IV.

         "Company Employees" means the employees of the Company and the Company Subsidiaries.

         "Company Financial Advisor" has the meaning set forth in Section 4.21.

         "Company Material Adverse Effect" means any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect:

               (i) (A) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement or (B) any adverse change attributable to or conditions generally affecting (1) the medical diagnostics products industry as a whole, (2) the United States economy or financial markets in general or (3) any foreign economy or financial markets in any location where the Company or any Company Subsidiary has material operations or sales;

               (ii) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or

               (iii) any action by the Company or any Company Subsidiary approved or consented to in writing by Parent or Sub.

         "Company Representatives" has the meaning set forth in Section 6.2(a).

         "Company Subsidiary" means each Person which is a Subsidiary of the Company.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated October 13, 2003, between Parent and the Company (as it may be amended from time to time).

         "Continuing Employees" means Company Employees who continue employment with Parent or the Surviving Corporation following the Effective Time.

         "control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "controlled" shall have a correlative meaning.

         "Copyrights" means the copyright registrations set forth in Section 1.1(a) of the Company Disclosure Schedule.

         "D&O Insurance" means directors' and officers' liability insurance.

         "DGCL" means the Delaware General Corporation Law, as amended from time to time.

         "Dissenting Shares" means shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares of Company Common Stock in accordance with the DGCL.

         "DOL" means the United States Department of Labor.

         "Domain Names" means the Internet domain names set forth in Section 1.1(b) of the Company Disclosure Schedule.

         "Effective Time" has the meaning set forth in Section 2.3.

         "End Date" has the meaning set forth in Section 9.1(b)(i).

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Resource Conservation and Recovery Act of 1976, each as amended, together with all other Applicable Laws (including rules, regulations, codes, common law, injunctions, judgments, Orders, decrees and rulings thereunder) of any Governmental Entity concerning pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, clean-up, transport or handling of Hazardous Substances, in each case as now in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in Section 4.12(a).

         "ERISA Plans" has the meaning set forth in Section 4.12(a).

         "ESPP" means the Company 2001 Employee Stock Purchase Plan.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Fund" has the meaning set forth in Section 3.2(a).

         "FDA" means the United States Food and Drug Administration, or any successor agency.

         "FDCA" means the Federal Food, Drug and Cosmetic Act, as amended.

         "Filed SEC Documents" has the meaning set forth in Section 4.5(c).

         "Foreign Plan" means any Plan established or maintained outside of the United States of America primarily for the benefit of employees of the Company or any Company Subsidiary residing outside the United States of America.

         "GAAP" means generally accepted accounting principles.

         "Governmental Entity" means any:

               (i) federal, state, local, municipal or foreign government;

               (ii) governmental authority of any nature (including any governmental agency, branch, board, department, official, instrumentality or entity and any court or other tribunal); or

               (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "Hazardous Substance" means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and radon gas or (ii) any chemicals, materials or substances defined by any Governmental Entity as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect.

         "Health and Safety Laws" means the Occupational Safety and Health Act of 1970, as amended, together with all other Applicable Laws (including rules, regulations, codes, common law, plans, injunctions, judgments, Orders, decrees, and rulings thereunder) of any Governmental Entity concerning public health and safety or employee health and safety.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Incentive Plan" means each incentive or bonus plan or arrangement maintained by the Company or any Company Subsidiary (other than the Option Plans and the ESPP).

         "Indemnified Party" has the meaning set forth in Section 7.5(a).

         "Intellectual Property Rights" means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated with: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) trade secrets (including proprietary know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing); (iii) copyrights, copyright registrations and applications therefor; (iv) Internet domain names; (v) industrial designs and any registrations and applications therefor; and (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor.

         "IRS" means the Internal Revenue Service.

         "Knowledge" as it relates to the Company, means the knowledge of any of the executive officers of the Company or the Company Subsidiaries upon reasonable inquiry by such persons of those management level employees of the Company and the Company Subsidiaries whose duties would, in the normal course of the Company's or any of the Company Subsidiaries' affairs, result in such management level employees having knowledge concerning such subject, area or state of affairs.

         "Legal Restraints" has the meaning set forth in Section 8.1(c).

         "Licenses In" means the license agreements set forth in Section 1.1(c) of the Company Disclosure Schedule.

         "Licenses Out" means the license agreements set forth in Section 1.1(d) of the Company Disclosure Schedule.

         "Liens" means liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever.

         "Material Intellectual Property Rights" means all Intellectual Property Rights that are material to the business, properties (including intangible properties), assets, liabilities, financial condition or operation or results of operations of the Company and the Company Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, any Intellectual Property Right that is a material element of a material Product is a Material Intellectual Property Right.

         "Merger" has the meaning set forth in the Preamble.

         "Merger Consideration" has the meaning set forth in Section 3.1(c).

         "Notice of Superior Company Proposal" has the meaning set forth in
Section 6.2(b).

         "Option" has the meaning set forth in Section 7.7(a).

         "Option Plans" means the Company 1997 Stock Plan, as amended, and the Company 2001 Stock Plan, as amended.

         "Order" means, with respect to any Person, any award, decision, injunction, judgment, order, ruling, writ, decree, consent decree, or verdict entered, issued, made or rendered by any court, administrative agency, arbitrator or other Governmental Entity affecting such Person or any of its properties.

         "Parent" has the meaning set forth in the Preamble.

         "Patents Licensed" means the patents and patent applications set forth in Section 1.1(e) of the Company Disclosure Schedule.

         "Patents Owned" means the patents and patent applications set forth in
Section 1.1(f) of the Company Disclosure Schedule.

         "Paying Agent" means such paying agent selected by Parent and reasonably satisfactory to the Company.

         "Permits" means federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws.

         "Person" means any individual, firm, corporation (including any non-profit corporation), general or limited partnership, company, limited liability company, trust, joint venture, estate, association, organization, labor union or other entity or Governmental Entity.

         "Plans" has the meaning set forth in Section 4.12(a).

         "Post-Signing Returns" has the meaning set forth in Section 6.1(b).

         "Proceeding" means any action, arbitration, audit, claim, hearing, proceeding, investigation, litigation or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

         "Products" means, collectively, each of the Company's and the Company Subsidiaries' products and products under development.

         "Proxy Statement" means a proxy statement relating to the adoption by the Company's stockholders of this Agreement (as amended or supplemented from time to time).

         "Rights Agreement" means the Rights Agreement, dated as of March 7, 2003, between the Company and Computershare Investor Services, as rights agent.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Documents" has the meaning set forth in Section 4.5(a).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Agreements" means (i) any agreement, bond, commitment, concession, contract, indenture, instrument, franchise, lease, license, mortgage, note, understanding, undertaking or other arrangement that is filed or required to be filed as an exhibit to the Company's SEC Documents, (ii) the agreements set forth in Section 1.1(g) of the Company Disclosure Schedule and
(iii) any loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or the Company Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred (which agreements, including the respective principal amounts currently outstanding and credit limits thereunder, are set forth in Section 1.1(g) of the Company Disclosure Schedule).

         "Stockholder Agreement" has the meaning set forth in the Preamble.

         "Stockholder Approval" has the meaning set forth in Section 4.17.

         "Stockholders Meeting" has the meaning set forth in Section 7.1(b).

         "Sub" has the meaning set forth in the Preamble.

         "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, association, general or limited partnership, company, limited liability company, trust, joint venture, organization or other entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Subsidiary Organizational Documents" means the certificate of incorporation and by-laws or similar organizational documents of each Company Subsidiary.

         "Superior Company Proposal" means any written bona fide proposal made by a third party to acquire all the equity securities or assets of the Company and the Company Subsidiaries through a tender or exchange offer, a merger, a consolidation or other similar transaction that is (i) not subject to a financing contingency and (ii) on terms that the Company Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation, with only customary qualifications, and independent legal counsel) to be superior for the holders of the Company Common Stock, from a financial point of view, to the Merger, taking into account (A) all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of this Agreement and the Merger) and (B) the likelihood of consummation in light of all financial, regulatory, legal and other aspects of such proposal (including, without limitation, any antitrust or competition law approvals or non-objections); provided, that such a proposal shall no longer be deemed a Superior Company Proposal if, prior to any termination of this Agreement by the Company pursuant to the terms of Section 9.1(e), Parent proposes adjustments in the terms and conditions of this Agreement and the Merger as favorable from a financial point of view to the Company's stockholders as such proposal.

         "Surviving Corporation" has the meaning set forth in Section 2.1.

         "Surviving Corporation Plans" has the meaning set forth in Section 7.6(b).

         "Tax" or "Taxes" means any and all present or future taxes (including income, gross receipt, minimum or alternative minimum taxable income, sales, rental, use, turnover, value added taxes that are in the nature of sales and use taxes, property (tangible and intangible), transfer, capital, excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments and withholdings of any nature whatsoever, together with any and all assessments, penalties, fines, additions thereto and interest thereon, in each case, imposed by any Governmental Entity (each, individually a "Tax").

         "Tax Return" means any return, declaration, form, report, statement, information statement or other document required to be filed with respect to Taxes under any applicable federal, state, local or foreign law.

         "Termination Fee" has the meaning set forth in Section 9.3(b).

         "Trademarks" means the marks set forth in Section 1.1(h) of the Company Disclosure Schedule.

         "Voting Debt" has the meaning set forth in Section 4.3.

         "WARN Act" means the Worker Adjustment Retraining Notification Act of 1988, as amended.

                                  ARTICLE II

                                   The Merger
                                   ----------

         Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct wholly-owned Subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

         Section 2.2 Closing. The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois at 10:00 a.m., Chicago time, as soon as practicable, but in any event within two (2) Business Days after satisfaction or waiver of the conditions set forth in Article VIII (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), unless another place, time and date are agreed to in writing by Parent and the Company.

         Section 2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file the Certificate of Merger with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being, the "Effective Time").

         Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         Section 2.5 Certificate of Incorporation and By-Laws.

              (a) The certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law, except that the name of the Surviving Corporation in such Certificate of Incorporation shall be changed to "TheraSense, Inc.".

              (b) The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Applicable Law.

         Section 2.6 Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         Section 2.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

         Section 3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, or any shares of capital stock of Sub:

              (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

              (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company or any Company Subsidiary and each share of Company Common Stock that is owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

              (c) Conversion of Company Common Stock. Subject to Section 3.3, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 3.1(b)), together with each associated "Right" (as defined in the Rights Agreement), shall be converted into the right to receive $27.00 in cash (the "Merger Consideration") payable, without interest, to the holder of such share of Company Common Stock upon surrender of the Certificate that formerly evidenced such share of Company Common Stock in the manner provided in Section 3.2.

         Section 3.2 Exchange of Certificates.

              (a) Paying Agent. Prior to the Effective Time, Parent shall select the Paying Agent for the payment of the Merger Consideration upon surrender of Certificates representing Company Common Stock. When and as needed, Parent or Sub shall deposit, or cause to be deposited, in trust with the Paying Agent, the Merger Consideration to which holders of shares of Company Common Stock shall have the right to receive at the Effective Time pursuant to Section 3.1(c) (such amount being hereinafter referred to as the "Exchange Fund").

              (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 3.1(c),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock theretofore represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that
(x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed after the Effective Time to represent only the right to receive the applicable Merger Consideration, without interest thereon.

              (c) No Further Ownership Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms of this Section 3.2 upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

              (d) Termination of Exchange Fund. Any portion of the Exchange Fund (including any earnings received with respect thereto) that remains undistributed to the holders of Certificates six (6) months after the Effective Time shall be delivered to the Surviving Corporation, and any holder of a Certificate who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar Applicable Law) for payment of its claim for Merger Consideration.

              (e) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation.

              (f) No Liability. None of Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

              (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 3.1(c).

              (h) Withholding of Tax. The Paying Agent, the Surviving Corporation or Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Paying Agent, the Surviving Corporation or Parent, as the case may be, is required to deduct and withhold with respect to such payment under the Code or any provisions of state, local or foreign Tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made.

         Section 3.3 Dissenting Shares. Dissenting Shares shall not be converted into a right to receive the Merger Consideration as set forth herein, but rather such holder shall be entitled to receive such consideration as shall be determined pursuant to the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Company Common Stock shall be treated as if they had converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon, and such shares shall no longer be Dissenting Shares. The Company shall provide Parent (i) prompt notice of any demands for appraisal of any shares of Company Common Stock, attempted withdrawals of any such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to participate in and direct all negotiations and Proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

         Section 3.4 Adjustment of Merger Consideration. Without limiting or in any way modifying the covenant of the Company set forth in Section 6.1(a)(i), if prior to the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, reclassification, recapitalization, split, division, combination, exchange of shares or similar transaction, the Merger Consideration shall be proportionately adjusted to reflect such change.

                                  ARTICLE IV

                 Representations and Warranties of the Company
                 ---------------------------------------------

         Except as set forth in a schedule delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as set forth below. Each exception set forth in the Company Disclosure Schedule shall be identified by reference to, or be grouped under a heading referring to, a specific individual section or subsection of this Agreement and shall relate only to such section or subsection, except to the extent that (a) one portion of the Company Disclosure Schedule specifically refers to another portion thereof by specific cross reference or (b) it is readily apparent from the text of the disclosure in the Company Disclosure Schedule that an item disclosed in one section or subsection of the Company Disclosure Schedule is omitted from another section or subsection where such disclosure would be appropriate, in which case such item shall be deemed to have been disclosed in the section or subsection of the Company Disclosure Schedule from which such item is omitted.

         Section 4.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, possess and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of its certificate of incorporation and by-laws, in each case as amended to the date hereof. The Company is not in violation of any of the provisions of its certificate of incorporation and by-laws.

         Section 4.2  Subsidiaries.

              (a) Section 4.2(a)(i) of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization and authorized and outstanding capital of each Company Subsidiary. Except as set forth in
Section 4.2(a)(ii) of the Company Disclosure Schedule, other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any Person or have any direct or indirect equity or ownership interest in any business. All of the outstanding capital stock (or similar equity interests) of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all Liens, and is validly issued, fully paid and nonassessable. There are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock (or similar equity interests) of any such Company Subsidiary to any Person except the Company or another wholly-owned Company Subsidiary.

              (b) Each Company Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has all requisite corporate power and authority to own, lease, possess and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of such Company Subsidiary's business or the ownership, leasing or operation of its properties makes such qualification or license necessary, other than in such jurisdictions where the failure to be so licensed or qualified, individually or in the aggregate, would not have a Company Material Adverse Effect.

              (c) The Company has delivered to Parent true and complete copies of the Subsidiary Organizational Documents, in each case as amended to the date hereof. No Company Subsidiary is in violation of any provision of the applicable Subsidiary Organizational Documents.

         Section 4.3 Capital Structure. The authorized capital stock of the Company consists of 205,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date hereof,
(a) 41,887,260 shares of Company Common Stock are issued and outstanding, none of which are subject to stock repurchase rights pursuant to the Option Plans,
(b) no shares of Company Common Stock are held by the Company in its treasury,
(c) 8,995,583 shares of Company Common Stock are subject to outstanding Options, (d) 858,420 shares of Company Common Stock are reserved for issuance pursuant to the ESPP, (e) 13,045,592 shares of Company Common Stock are reserved for issuance pursuant to the Option Plans and (f) 200,000 shares of the Company's Series A Cumulative Participating Preferred Stock are reserved for issuance in connection with the Rights Agreement. Except as set forth above, as of the date hereof, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Option Plans and the ESPP shall be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiaries having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Debt"). Except as set forth above or as set forth in Section 4.3 of the Company Disclosure Schedule, there are no securities, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, preemptive rights, subscriptions or other rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party, or by which either is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities or assets of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, conversion right, stock appreciation right, redemption right, repurchase right, preemptive right, subscription or other right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

         Section 4.4  Authority; Noncontravention.

              (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining Stockholder Approval in the case of the Merger, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining Stockholder Approval in the case of the Merger. This Agreement has been duly executed and delivered by the Company and constitutes (assuming due authorization, execution and delivery by Parent and Sub) a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

              (b) The Company Board, at a meeting duly called and held prior to execution of this Agreement, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby (such approvals having been made in accordance with the DGCL, including for purposes of Section 203 thereof), (ii) determining that the terms of the Merger are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company's stockholders approve and adopt this Agreement and the Merger, (iv) adopting this Agreement and (v) amending the Rights Agreement (as provided in Section 4.19), which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

              (c) Except as otherwise provided in Section 4.4(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement shall not, (i) conflict with, or result in any violation of, the certificate of incorporation or by-laws of the Company or any of the Subsidiary Organizational Documents, (ii) conflict with, or result in any violation of, any Applicable Law or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Liens in or upon any of the properties or assets of the Company or any Company Subsidiary, pursuant to any loan or credit agreement, note, bond, mortgage, indenture, lease, license, sublease, easement, covenant, condition, restriction, contract, instrument, permit, concession, franchise license or other instrument or obligation other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights or Liens that, individually or in the aggregate, would not (x) be material to the Company and the Company Subsidiaries, taken as a whole, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

              (d) No consent, approval, Order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity is required by or with respect to the Company or any Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except (i) the filing of a pre-merger notification and report form by the Company under the HSR Act, and compliance with the pre-merger notification requirements in Austria, Germany, Ireland, Italy and the Czech Republic, (ii) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of the Company Subsidiaries is qualified to do business and (iv) such other consents, approvals, Orders, authorizations, registrations, declarations, filings and notifications, the failure of which to be obtained or made would not, individually or in the aggregate, (x) be material to the Company and the Company Subsidiaries, taken as a whole, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         Section 4.5  SEC Documents; Financial Statements; Undisclosed
Liabilities.

              (a) The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed by the Company with the SEC since October 17, 2001 (the "SEC Documents") in a timely manner. As of their respective dates (or, if amended or superceded by a subsequent filing made prior to the date hereof, on the date of such subsequent filing), each of the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) The financial statements (including, in each case, any related notes thereto) of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

              (c) The Company and the Company Subsidiaries have no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in accordance with GAAP, except liabilities (i) disclosed in the SEC Documents filed prior to the date of this Agreement (the "Filed SEC Documents"), including liabilities stated or reserved against in the financial statements of the Company or in the notes thereto included in the Filed SEC Documents, (ii) relating to any obligations remaining to be performed by the Company or any Company Subsidiary in accordance with the terms of any agreement to which the Company or any Company Subsidiary is a party (other than liabilities for Product warranty obligations thereunder), (iii) incurred in the ordinary and usual course of business consistent with past practice since September 30, 2003 or (iv) that would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

              Section 4.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

              Section 4.7 Absence of Certain Changes or Events. Except as set forth in Section 4.7(a) of the Company Disclosure Schedule, since September 30, 2003, (a) the Company and the Company Subsidiaries have conducted their business only in the ordinary and usual course of business consistent with past practice, (b) there has not been any Company Material Adverse Effect, (c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.1(a)(iv), 6.1(a)(v), 6.1(a)(vi), 6.1(a)(xiii) or 6.1(a)(xx) of this Agreement and (d) the Company and the Company Subsidiaries have not made any capital expenditure or expenditures in excess of the amounts set forth in Section 4.7(b) of the Company Disclosure Schedule.

         Section 4.8  Litigation.

              (a) Except as set forth in Section 4.8(a) of the Company Disclosure Schedule, as of the date hereof, there is no Proceeding pending in which the Company or any Company Subsidiary is a named party or, to the Knowledge of the Company, any material Proceeding threatened against or affecting the Company or any Company Subsidiary.

              (b) There are no outstanding Orders against the Company or any Company Subsidiary, any of their properties, assets or businesses, or, to the Knowledge of the Company, any Person whom the Company has agreed to indemnify that, individually or in the aggregate, are material to the Company and the Company Subsidiaries, taken as a whole.

         Section 4.9  Contracts.

              (a) The Company has made available to Parent prior to the date of this Agreement complete and correct copies of each of the Significant Agreements, each as amended or modified to the date hereof (including any waivers currently in effect with respect thereto). Each of the Significant Agreements is valid and binding on the Company or a Company Subsidiary, as applicable, and, to the Knowledge of the Company, on each other party thereto, and is in full force and effect, except in each case as may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject in each case to general principles of equity. Except as set forth in Section 4.9(a)(i) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any notice (written or oral) of cancellation or termination of, or expressed desire to cancel or terminate, any of the Significant Agreements. Except as set forth in Section 4.9(a)(ii) of the Company Disclosure Schedule, since January 1, 2003, no party to a Significant Agreement has requested any material amendment to such agreement.

              (b) No condition exists or event has occurred that (whether with or without notice or lapse of time or both) would constitute a material violation or default by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other party thereto under any Significant Agreement or result in a right of termination of any Significant Agreement.

              (c) Except as set forth in Section 4.9(c)(i) of the Company Disclosure Schedule or with respect to restrictions imposed by Licenses In and Licenses Out, the Company is not subject to the terms of any right of first refusal, option or exclusivity agreement (including any area restrictions) that may restrict in any way the conduct or operations or future conduct or operations of the business of the Company or any Company Subsidiary or the use of any Intellectual Property Rights. Except as set forth in Section 4.9(c)(ii) of the Company Disclosure Schedule, the Company is not subject to the terms of any non-competition agreement.

              (d) Set forth in Section 4.9(d) of the Company Disclosure
Schedule is a list of all written agreements between the Company or any Company Subsidiary and any distributor or reseller currently in effect, complete and correct copies of which have been delivered or made available to Parent prior to the date of this Agreement (including any waivers currently in effect with respect thereto).

         Section 4.10  Compliance with Laws.

              (a) The business and operations of the Company and each of the Company Subsidiaries has been and is being conducted in compliance in all material respects with all Applicable Laws and Orders, including, without limitation, ERISA, Environmental Laws, Health and Safety Laws, and all Applicable Laws and Orders relating to antitrust or trade regulation, and employment practices and procedures. None of the Company or any of the Company Subsidiaries has, since December 31, 1998, been subject to any Order with respect to any of the foregoing or received any written notice, demand letter, federal or state administrative inquiry, or formal complaint or claim with respect to any of the foregoing or the enforcement of any of the foregoing, nor has the Company or any Company Subsidiary been the subject of any criminal Proceedings or convicted of any felony or misdemeanor. In particular, and without limiting the foregoing, none of the Company, the Company Subsidiaries, or any director, officer or, to the Knowledge of the Company, agent or employee of the Company or the Company Subsidiaries acting in such capacity has, directly or indirectly, (i) violated or been under investigation for violating any Applicable Law or regulation relating to Medicare or Medicaid anti-kickback fraud and abuse or been debarred from participating in the Medicare or any state Medicaid program, (ii) used any corporate funds of the Company or any of the Company Subsidiaries for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, (iii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (v) established or maintained any unlawful or unrecorded fund of corporate moneys or other assets or properties of the Company or any of the Company Subsidiaries, (vi) made any false or fictitious entry on the books or records of the Company or any of the Company Subsidiaries, (vii) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or made any other payment of a similar or comparable nature, whether lawful or not, to any Person, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, which as to the preceding clauses (i) through (vii) would be reasonably likely, individually or in the aggregate, to be material to the Company and the Company Subsidiaries, taken as a whole. Each of the Company and the Company Subsidiaries has adequate financial controls that would reasonably be expected to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures.

              (b) The Company and each of the Company Subsidiaries have in effect all Permits necessary for them to own, lease, sublease, license or operate their properties and assets and to carry on their businesses as now conducted, and there has occurred no default under, or violation of, any such Permit, except for defaults under, or violations of, Permits which default or violation individually or in the aggregate would not be material to the Company and the Company Subsidiaries, taken as a whole.

         Section 4.11  Employment Matters. Except as set forth in Section
4.11 of the Company Disclosure Schedule:

              (a) In the last three (3) years, neither the Company nor any Company Subsidiary has experienced, nor were there threatened or pending, any labor strikes, slowdowns, lockouts, grievances or other disputes arising out of any collective bargaining agreement. There are no unfair labor practice charges or complaints against the Company or any Company Subsidiary pending before the National Labor Relations Board or any foreign equivalent. To the Knowledge of the Company, there has been no organizational effort made or threatened by or on behalf of any labor union with respect to employees of the Company or any Company Subsidiary.

              (b) There are no collective bargaining or other labor union agreements to which the Company or any Company Subsidiary is a party or by which it is bound.

              (c) The Company has heretofore delivered or made available copies to Parent of each material personnel policy, rule or procedure applicable to employees of the Company and the Company Subsidiaries.

              (d) Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree or settlement agreement with, or citation by, any Governmental Entity relating to employees or employment practices.

              (e) In the past three (3) years, the Company has complied in all material respects with the notification provisions (or paid severance in lieu thereof) of the WARN Act and similar state or foreign laws.

              (f) Neither the Company nor any Company Subsidiary has caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the ninety (90) day period prior to the date hereof.

              (g) Except as set forth in Section 4.11(g) of the Company Disclosure Schedule, there is no material employment law or labor relations suit, claim, charge, action, investigation, hearing or Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary.

         Section 4.12  Employee Benefit Plans; ERISA.

              (a) Section 4.12(a) of the Company Disclosure Schedule contains a true and complete list of each employment (other than at-will offer letters with no severance or compensation term guarantee), bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any Company Subsidiary, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any Company Subsidiary would be deemed a "single employer" under Section 414(b),
(c), (m) or (o) of the Code, for the benefit of any current or former employee or director of the Company, or any Company Subsidiary or any ERISA Affiliate (the "Plans"). Section 4.12(a) of the Company Disclosure Schedule identifies each Plan that is an "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").

              (b) With respect to each of the Plans, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents, as applicable:

                  (i) a copy of the Plan (including all amendments thereto) for each written material Plan or a written description of any material Plan that is not otherwise in writing;

                  (ii) a copy of the annual report or IRS Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last two (2) Plan years ending prior to the date of this Agreement for which such a report was filed;

                  (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last two (2) Plan years ending prior to the date of this Agreement;

                  (iv) a copy of the most recent Summary Plan Description, together with all Summary of Material Modifications issued with respect to such Summary Plan Description, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

                  (v) if the Plan is funded through a trust or any other funding vehicle (or if a rabbi trust or a similar arrangement has been established in connection with a Plan), a copy of the trust, other funding vehicle, or arrangement (including all amendments thereto) and the latest financial statements thereof, if any;

                  (vi) all contracts relating to the Plans with respect to which the Company, any Company Subsidiary or any ERISA Affiliate may have any material liability; and

                  (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under
     Section 401(a) of the Code.

              (c) None of the Company, any Company Subsidiary nor any ERISA Affiliate has any formal plan or binding commitment to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, any Company Subsidiary or any ERISA Affiliate, except as required by Applicable Law or to conform such Plan to the requirements of any Applicable Law. There are no understandings, agreements or undertakings, written or oral, or omissions that would prevent or impair any Plan (including any Plan covering retirees or other former employees) from being amended or terminated by the Company or the applicable Company Subsidiary (or any successor thereto) on or at any time after the Effective Time.

              (d) None of the Company, any Company Subsidiary nor any ERISA Affiliate has ever maintained, contributed to or been obligated to contribute to any employee pension benefit plan that is, or ever was, subject to Title IV of ERISA. No Plan is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA.

              (e) None of the Company, any Company Subsidiary, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Company's Knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any Company Subsidiary or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

              (f) Each of the Plans has been operated and administered in all material respects in accordance with Applicable Laws, including but not limited to ERISA and the Code.

              (g) Other than routine claims for benefits, there are no suits, claims, actions, audits, investigations, IRS or DOL voluntary compliance programs or other Proceedings pending or, to the Knowledge of the Company, threatened against or otherwise involving any Plan.

              (h) The Company has received a determination letter from the IRS stating that each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and the Company is aware of no event that has occurred that would affect such qualified status. Any fund established under an ERISA Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements.

              (i) Except as set forth in Section 4.12(i) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of the Company, any Company Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant.

              (j) Except as set forth in Section 4.12(j) of the Company Disclosure Schedule, no amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any Company Subsidiary may have any liability could fail to be deductible for federal income tax purposes by virtue of Section 162(m) or Section 280G of the Code.

              (k) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, any Company Subsidiary or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by Applicable Laws, (ii) death benefits or retirement benefits under any employee pension benefit plan or (iii) benefits, the full direct cost of which are borne by the current or former employee (or beneficiary thereof)).

              (l) Section 4.12(l) of the Company Disclosure Schedule lists all outstanding Options as of the date hereof, showing for each Option: (i) the total number of shares subject to such Option, (ii) the number of vested shares subject to such Option at December 31, 2003, in the case of Options granted on or prior to December 31, 2003, and at the date hereof, in the case of Options granted after December 31, 2003, in each case not giving effect to any acceleration of Options pursuant to Section 7.7 hereof, (iii) the date of expiration of such Option, (iv) the exercise price per share of such Option and
(v) the Option Plan under which the Option was granted.

              (m) With respect to each Foreign Plan: (i) all employer and employee contributions to each Foreign Plan required by Applicable Law or by the terms of such Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

              (n) As of the date hereof, to the Knowledge of the Company, other than as provided under the terms of the Plans, none of the Company or any Company Subsidiary has made any representation or commitment to, or entered into any formal or informal understanding with, any employee of the Company or any Company Subsidiary with respect to compensation, benefits, or terms of employment to be provided by Parent, the Surviving Corporation or any of the Surviving Corporation's Subsidiaries at or subsequent to the Effective Time.

              (o) None of assets of any Plan that are plan assets for purposes of Title I of ERISA are employer securities or employer real property.

              (p) Section 4.12(p) of the Company Disclosure Schedule sets forth
(i) the aggregate amount of payroll deductions as of the date of this Agreement that have been allocated for purchases of common stock of the Company with respect to each offering period underway on the date of this Agreement and (ii) the fair market value of a share of common stock of the Company on the Offering Date (as defined in the ESPP) with respect to each offering period underway on the date of this Agreement.

         Section 4.13  Taxes.

              (a) Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, all material Tax Returns required to be filed by or with respect to the Company or any Company Subsidiary have been filed and all material Taxes required to be paid by or with respect to the Company or any Company Subsidiary, whether disputed or not and whether or not shown on any Tax Return, have been paid, except Taxes that are being contested in good faith by appropriate proceedings and for which adequate provision in accordance with GAAP has been made in the pertinent financial statements referred to in Section
4.5 hereof. All such material Tax Returns were true, correct and complete in all material respects when filed. The provisions for Taxes on the financial statements are sufficient as of their respective dates for the payment of all accrued and unpaid Taxes of any nature of the Company and the Company Subsidiaries, whether or not assessed or disputed, to the extent required by GAAP.

              (b) All material Taxes and other assessments and levies which the Company or any Company Subsidiary is required to withhold or collect have been withheld and collected and have been paid over to the proper Governmental Entities in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party in accordance with Applicable Law.

              (c) There is no pending or proposed dispute or Proceeding concerning any Tax liability of the Company or any Company Subsidiary either
(i) claimed or raised by any Governmental Entity in writing and delivered to the Company or (ii) as to which the Company has Knowledge based upon personal contact with any agent of or other Person acting on behalf of or for such Governmental Entity. Neither the Company nor any of the Company Subsidiaries has received notice of any claim made by any Governmental Entity in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction.

              (d) There is no outstanding agreement, waiver or consent providing for an extension of the statutory period of limitations with respect to any Taxes or Tax Returns of the Company or a Company Subsidiary.

              (e) There are no Liens for Taxes with respect to the Company or any of the Company Subsidiaries, other than (i) Liens for Taxes not yet due and payable and (ii) Liens in respect of Taxes being contested in good faith and for which appropriate reserves have been established.

              (f) Neither the Company nor any of the Company Subsidiaries is a party to or is otherwise bound by any agreement or understanding providing for the allocation or sharing of Taxes or has any obligation or liability under any such agreement or understanding to which it was once a party or otherwise bound.

              (g) Neither the Company nor any of the Company Subsidiaries is a party to a "tax shelter" or a "listed transaction" as defined in Section 6111 of the Code or the regulations thereunder.

              (h) Neither the Company nor any Company Subsidiary has (i) been a member of an affiliated group as defined under Section 1504 of the Code (other than an affiliated group of which the common parent was the Company) and (ii) liability for Taxes of any Person (other than the Company or a Company Subsidiary) under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

         Section 4.14  Environmental.

              (a) Except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, each of the Company and the Company Subsidiaries has complied with all applicable Environmental Laws, and no Proceeding, charge, demand, or notice has been filed, commenced or, to the Knowledge of the Company, threatened against any of the Company or the Company Subsidiaries alleging any failure to so comply. Without limiting the generality of the preceding sentence, each of the Company and the Company Subsidiaries has obtained all Permits that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables that are contained in, all Environmental Laws, except in each foregoing case where the failure to obtain any such Permit or any non-compliance, individually or in the aggregate, would not be material to the Company and the Company Subsidiaries, taken as a whole.

              (b) Except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole:

                  (i) none of the Company or any of the Company Subsidiaries has any liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any other reason, in each case under applicable Environmental Laws; and

                  (ii) none of the Company or any of the Company Subsidiaries has handled or disposed of any Hazardous Substance, arranged for the disposal of any Hazardous Substance, exposed any employee or other individual to any Hazardous Substance or condition or owned or operated any property or facility in any manner that could reasonably be expected to form the basis for any present or future Proceeding, charge, or demand against the Company or any Company Subsidiary.

              (c) All properties and equipment used in the business of the Company and the Company Subsidiaries are now and have been free from any Hazardous Substance that would be material to the Company and the Company Subsidiaries, taken as a whole, except for reasonable quantities of substances typically used and reasonably necessary for the ordinary operation of the business of the Company and the Company Subsidiaries or the maintenance of any real property set forth on Section 4.15(a) of the Company Disclosure Schedule, so long as such substances are used, transported, stored and handled in accordance with applicable Environmental Laws.

         Section 4.15  Title to Properties.

              (a) Set forth in Section 4.15(a) of the Company Disclosure
Schedule is a list of all of the real property leased, subleased or otherwise occupied by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary owns either directly or as a beneficiary any real property. Other than with respect to Intellectual Property Rights, which are addressed in
Section 4.16, each of the Company and the Company Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of all Liens and other encumbrances, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession of the properties under all real property leases, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

              (b) Neither the Company nor any Company Subsidiary has received or given notice of default under any real property leases and, to the Knowledge of the Company, there is no event that, with notice or the passage of time or both, would constitute a material default under such leases. The Company has not received notice of any pending or threatened taking by eminent domain or condemnation of any of the real property identified in Section 4.15(a) of the Company Disclosure Schedule.

              (c) All premises constituting a part of the real property identified in Section 4.15(a) of the Company Disclosure Schedule are in good operating condition and repair, and there are no material defects in the physical condition of any land, buildings or improvements constituting part of such real property.

              (d) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement shall not, impair in any material respect, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to a loss of a material benefit under, any material lease, license, sublease, easement, covenant, condition, restriction, contract, instrument, permit or other instrument or obligation relating to the real property identified in Section 4.15(a) of the Company Disclosure Schedule.

         Section 4.16 Intellectual Property. The Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use the Material Intellectual Property Rights, which Material Intellectual Property Rights are included in Sections 1.1(a), 1.1(b), 1.1(c), 1.1(e), 1.1(f) and 1.1(h) of the Company Disclosure Schedule. Except as set forth in Section 1.1(d) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has granted to any other Person any license to use any of the foregoing, other than "label or product use licenses" granted to customers and distributors of the Company or the Company Subsidiaries in the ordinary course of business consistent with past practice. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, to the Knowledge of the Company, there is no infringement by any Person of any Material Intellectual Property Rights. Except as set forth in Section 4.16 of the Company Disclosure Schedule, the Company or a Company Subsidiary holds all right, title and interest in, has maintained in good standing, and has no Liens, oppositions, actions for cancellation, nullity, invalidation or the like pending against Patents Owned, Copyrights, Trademarks and Domain Names. To the Knowledge of the Company, all Patents Licensed have been maintained in good standing, and have no Liens, oppositions, actions for cancellation, nullity, invalidation or the like pending against them. All Licenses In and Licenses Out are in full force and effect, have not terminated or expired, and there are no material disputes or actions threatened or pending regarding the same. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, there are no third party Intellectual Property Rights (other than patents and trademarks) and, to the Knowledge of the Company, no third party patents or trademarks, that are infringed by any Products (including Products under development if they were currently being sold) or existing activities of the Company or a Company Subsidiary. To the Knowledge of the Company, all employees of the Company have entered into written agreements with the Company obligating the employee (a) to assign to the Company the employee's rights in any invention, whether patentable or patented, software, trade secret or technical information conceived, generated, made or reduced to practice by the employee under his/her employment with the Company, and (b) to maintain the confidentiality of Company information. The sections of the Company Disclosure Schedule referenced under the definitions for Copyrights, Domain Names, Licenses In, Licenses Out, Patents Owned, Patents Licensed and Trademarks list (i) all patents and patent applications, copyright registrations, trademarks, service marks and Internet domain names owned by the Company or any of the Company Subsidiaries that are material to the business of the Company and its Subsidiaries, taken as a whole,
(ii) all licenses, sublicenses and other agreements pursuant to which the Company or any Company Subsidiary is authorized to use any third party patents, copyrights, trademarks or service marks and that are material to the business of the Company and its Subsidiaries, taken as a whole and (iii) all licenses, sublicenses and other agreements pursuant to which the Company or any Company Subsidiary authorizes any third party to use any patents, copyrights, trademarks or service marks owned or licensed by the Company or any Company Subsidiary and that are material to the business of the Company and its Subsidiaries, taken as a whole.

         Section 4.17 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the approval and adoption of this Agreement and the Merger (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         Section 4.18 State Takeover Statutes. The Company Board has unanimously approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholder Agreement, and the other transactions contemplated by this Agreement and the Stockholder Agreement the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Merger, this Agreement, the Stockholder Agreement, and the other transactions contemplated by this Agreement and the Stockholder Agreement. To the Company's Knowledge after consultation with the Company's outside legal counsel, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Stockholder Agreement or the transactions contemplated by this Agreement or the Stockholder Agreement.

         Section 4.19 Rights Agreement. The Rights Agreement has been amended to (a) render the Rights Agreement inapplicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, (b) ensure that (i) none of Parent, Sub, or their respective Affiliates is or will be an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement or the Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Stockholder Agreement and (ii) a Distribution Date, a Section 8(a)(ii) Event, a Section 10 Event or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur solely by reason of the execution of this Agreement or the Stockholder Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement or the Stockholder Agreement and (c) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

         Section 4.20 Tangible Assets. Except as set forth in Section 4.20 of the Company Disclosure Schedule, the Company and each Company Subsidiary owns, leases or has the legal right to use all the tangible properties and assets necessary for the conduct of its business and, with respect to contract rights, is a party to all, and enjoys the right to the benefits of all, contracts or other agreements necessary for the conduct of its business, except as would not, individually or in the aggregate, be material to the Company and Company Subsidiaries, taken as a whole. All of the property, plant and equipment of the Company and each Company Subsidiary has been maintained in good operating condition and repair, ordinary wear and tear excepted, and is sufficient to permit the Company and each Company Subsidiary to conduct its operations in the ordinary course of business consistent with their past practices.

         Section 4.21 Brokers; Schedule of Fees and Expenses. Except for U.S. Bancorp Piper Jaffray Inc. (the "Company Financial Advisor"), a complete and correct copy of whose engagement agreement (which engagement agreement includes all fee arrangements between the Company and the Company Financial Advisor) has been provided to Parent and whose fees and expenses will be paid by the Company, no broker, finder, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 4.22 Opinion of Financial Advisor. The Company Board has received the opinion of the Company Financial Advisor dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a signed copy of such opinion has been, or promptly shall be, provided to Parent.

    Section 4.23  Regulatory Compliance.

              (a) (i) With respect to each of the Products (including, to the extent applicable, Products under development): (A) the Company and the Company Subsidiaries, and to the Knowledge of the Company, the suppliers and distributors material to the Company and the Company Subsidiaries, taken as a whole, have obtained all applicable approvals, clearances and registrations required by any governmental or supranational regulatory authority or private accreditation body, including but not limited to the FDA, European Union Competent Authorities and Notified Bodies, and public and private Institutional Review Boards (IRBs) and Independent Ethics Committees (IECs), to permit any manufacturing, distribution, sales, customer service, marketing or human research and development activities of the Company and the Company Subsidiaries to date (the "Activities to Date") with respect to each Product (collectively, "Approvals"); (B) the Company and the Company Subsidiaries, and to the Knowledge of the Company, the suppliers and distributors material to the Company and the Company Subsidiaries, taken as a whole, are in compliance in all material respects with the terms and conditions of each Approval and with all requirements pertaining to the Activities to Date with respect to each Product which is not required to be the subject of an Approval; and (C) the Company and the Company Subsidiaries, and to the Knowledge of the Company, the suppliers material to the Company and the Company Subsidiaries, taken as a whole, are in compliance in all material respects with all applicable requirements (as set forth in relevant statutes and regulations) regarding registration or notification for each site (in any country) at which each Product is manufactured, packed, held for distribution or from which and into which it is distributed; (ii) all manufacturing operations performed by or on behalf of the Company and the Company Subsidiaries have been and are being conducted in all material respects in compliance with relevant current good manufacturing practices, including, but not limited to, the quality system regulations issued by the FDA, and to the extent applicable, counterpart regulations in the European Union and all other countries where compliance is required; (iii) all nonclinical laboratory studies of Products under development sponsored by the Company and the Company Subsidiaries and intended to be used to support regulatory clearance or approval have been and are being conducted in all material respects in compliance with the good laboratory practices as set forth in 21 C.F.R. Part 58 and applicable counterpart regulations in the European Union and other countries; (iv) all clinical studies of marketed or investigational Products sponsored by the Company and the Company Subsidiaries and intended to support a regulatory clearance or approval have been and are being conducted in all material respects in compliance with relevant good clinical practices including as reflected in the FDA's regulations and the International Conference on Harmonisation (ICH) GCP consolidated Guideline (E6), as applicable; and (v) the Company and the Company Subsidiaries are in all material respects in compliance with all reporting requirements for all Approvals or plant registrations described in clause
(a)(i) above; except, in the case of the preceding clauses (a)(i) through
(a)(v), for any such failure to obtain or noncompliance that, individually or in the aggregate, would not be material to the Company and the Company Subsidiaries, taken as a whole. Other than in Japan, all Approvals are held in the name of the Company or a Company Subsidiary. The Company's Japanese distributor is the holder of the Japanese Approvals and is contractually obligated to assign them to the Company upon termination of its distribution agreement with the Company. Neither the Company nor any Company Subsidiary is engaged in the servicing of any Product. Without limiting the generality of the foregoing definition of "Approvals," such definition shall specifically include, as applicable, premarket approval applications under Section 515 of the FDCA, premarket notifications under Section 510(k) of the FDCA, investigational device exemptions under Section 520(g) of the FDCA, product export permits issued under Sections 801(e) and 802 of the FDCA and European Union Conformity Markings (CE marks) issued by a European Union Notified Body.

              (b) To the Knowledge of the Company, there are no pending voluntary or involuntary market withdrawals, field corrective actions (including recalls), destruction orders, seizures, corrections or other major regulatory enforcement actions related to any Product that would be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

              (c) To the Knowledge of the Company, neither the Company, the Company Subsidiaries nor any of their respective officers, employees or agents has made any untrue statement of a material fact or fraudulent statement to any governmental or supranational regulatory authority or private accreditation body in any jurisdiction, failed to disclose a fact required to be disclosed to such an authority in any jurisdiction, or committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for (i) the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities" set forth in 56 Fed. Reg. 46,191 (September 10, 1991) or (ii) any foreign Person to invoke an equivalent policy or to effect a similar result.

              (d) The Company has, prior to execution of this Agreement, made available to Parent copies of or made available for Parent's review any and all documents in its or any of the Company Subsidiaries' possession that the Company believes are material to assessing the Company's or any of the Company Subsidiaries' compliance with the FDCA or the International Standards Organization (and their respective implementing regulations) or any other similar regulations in any applicable jurisdiction.

         Section 4.24 Insurance. Section 4.24 of the Company Disclosure Schedule sets forth a complete and correct list of all material insurance policies owned or held by the Company and each Company Subsidiary, true and complete copies of which have been made available to Parent. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid and no notice of cancellation, termination or reservation of rights has been received with respect to any such policy. Neither the Company nor any Company Subsidiary has been refused any insurance with respect to its assets or operations, nor has coverage been materially limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years. No material claims have been asserted during the three-year period prior to the date of this Agreement by the Company or any Company Subsidiary under any of the insurance policies of the Company or the Company Subsidiaries or relating to their properties, assets or operations.

         Section 4.25 Affiliate Transactions. Except as set forth in Section
4.25 of the Company Disclosure Schedule, as of the date hereof there are, and except as permitted under Section 6.1(a)(xiii)(F) of this Agreement, as of the Closing there will be, no loans, leases or other continuing transactions between the Company or any Company Subsidiary and any present or former director or officer thereof or any member of such director's or officer's family, or any Person controlled by such officer or director or his or her family, including, without limitation, any transaction that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K. Except as set forth in Section 4.25 of the Company Disclosure Schedule, no director or officer of the Company or any Company Subsidiary nor, to the Knowledge of the Company, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any entity that is a party to a Significant Agreement (other than the Company and the Company Subsidiaries).

                                   ARTICLE V

                Representations and Warranties of Parent and Sub
                ------------------------------------------------

         Parent and Sub hereby represent and warrant to the Company as follows:

         Section 5.1 Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, lease, possess and operate its properties and assets and to carry on its business as now being conducted.

         Section 5.2  Authority; Noncontravention.

              (a) Parent and Sub each have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes (assuming due authorization, execution and delivery by the Company) a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

              (b) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement shall not, (i) conflict with, or result in any violation of, the certificate of incorporation or by-laws of either of Parent or Sub, (ii) conflict with, or result in any violation of, any Applicable Law, or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under any loan or credit agreement, note, bond, mortgage, indenture, lease, contract, instrument, permit, concession, franchise license or other instrument or obligation other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not (x) impair in any material respect the ability of either Parent or Sub to perform its obligations under this Agreement, or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

              (c) No consent, approval, Order or authorization of, or registration, declaration or filing with, or notification to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by the Parent and Sub or the consummation by Parent or Sub of the transactions contemplated by this Agreement, except (i) the filing of a pre-merger notification and report form by Parent and Sub under the HSR Act, and compliance with the pre-merger notification requirements in Austria, Germany, Ireland, Italy and the Czech Republic, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and
(iv) such other consents, approvals, Orders, authorizations, registrations, declarations, filings and notifications, the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair in any material respect the ability of either Parent or Sub to perform its obligations under this Agreement, or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement

         Section 5.3 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub in writing expressly for inclusion in the Proxy Statement will, at the date mailed to the Company's stockholders and at the time of any meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         Section 5.4 Brokers. No broker, finder, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. Incorporated (whose fees and expenses will be paid by Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

         Section 5.5 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         Section 5.6 Financing. Parent will make available to Sub prior to the Closing sufficient cash, available lines of credit or other sources of immediately available funds to enable it to consummate the transactions contemplated by this Agreement and to pay the related fees and expenses of Parent and Sub.

                                  ARTICLE VI

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

         Section 6.1  Conduct of Business.

              (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, in all material respects, conduct its businesses in the ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its existing relationships with customers, suppliers, licensors, licensees, distributors, regulators, creditors, business partners and others having business dealings with it. In addition, and without limiting the generality of the foregoing, except as otherwise permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to, without Parent's prior written consent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, or (D) adopt a plan of complete or partial liquidation (or resolutions providing for or authorizing such liquidation), dissolution, merger, consolidation, restructuring, recapitalization or reorganization of the Company or any of the Company Subsidiaries (other than the Merger);

                  (ii) issue, deliver, sell, grant or encumber or authorize the issuance, delivery, sale, grant or encumbrance of, (A) any shares of its capital stock, (B) any Voting Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units; in the case of each of clauses (A) through (D), other than (x) upon the exercise of Options in accordance with their terms, (y) the issuance of shares of Company Common Stock (and associated Rights) pursuant to the ESPP in accordance with its present terms or (z) the issuance of Options with an exercise price of 100% of the then-current market price to promoted or newly hired employees pursuant to Option Plans in the ordinary course of business consistent with past practice (including with respect to the number of Options for the grade of employee);

                  (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person, or division thereof or (B) any assets, except purchases of inventory, materials, supplies or equipment in the ordinary course of business consistent with past practice and except for capital expenditures permitted under Section 6.1(a)(vii);

                  (v) sell, lease, sublease, license, mortgage, sell and leaseback or otherwise encumber or permit to be subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory, Products, surplus equipment or obsolete equipment in the ordinary course of business consistent with past practice;

                  (vi) (A) incur any long-term indebtedness for borrowed money, incur any short-term indebtedness for borrowed money or guarantee any such long-term or short-term indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other Person; in the case of each of clauses (A) and (B), other than
     (x) in or to the Company or the Company Subsidiaries, (y) borrowings from the Company's credit facilities existing as of the date hereof or (z) extensions of credit to customers, distributors or suppliers of the Company or the Company Subsidiaries; in the case of each of clauses (x),
     (y) and (z), in the ordinary course of business consistent with past practice (including with respect to any amounts borrowed);

                  (vii) make or agree to make any new capital expenditure or expenditures in excess of the amounts set forth in Section 6.1(a)(vii) of the Company Disclosure Schedule;

                  (viii) (A) discharge, settle, assign or satisfy any claims, whether or not pending before a Governmental Entity, in excess of $200,000 individually or $1,000,000 in the aggregate, or (B) cancel any material indebtedness;

                  (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any Significant Agreement or agreement relating to Material Intellectual Property Rights to which the Company or any Company Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                  (x) (A) enter into or extend any Significant Agreement or (B) enter into or extend any contracts, agreements, arrangements or understandings relating to the distribution, right to sell, license or co-promotion by or with third parties of the Products (including Products under development), other than contracts, agreements, arrangements or understandings that (x) would not be binding on the Parent, Surviving Corporation or any of their Affiliates following the Effective Time or (y) are terminable by the Company and any Company Subsidiary without payment or penalty upon thirty (30) days' notice;

                  (xi) except in the ordinary course of business consistent with past practice, transfer, assign, terminate, cancel, abandon or modify any Approvals or fail to maintain any such Approvals as currently in effect;

                  (xii) fail to use all commercially reasonable efforts to maintain all insurance policies as currently in effect or to prevent the lapse of any such policies;

                  (xiii) except as required to comply with Applicable Law, (A) grant to any officer, director or employee of the Company or any Company Subsidiary any increase in compensation, fringe benefits or other terms or conditions of employment, other than in connection with periodic increases to employee compensation and promotions conducted in the ordinary course of business and consistent with past practice, (B) grant to any present or former employee, officer, director, agent or consultant of the Company or any Company Subsidiary any increase in severance or termination pay, (C) enter into or amend any employment, consulting, indemnification, change-in-control, severance or existing termination agreement with any present or former employee, officer, director, agent or consultant, (D) establish, adopt, enter into or amend any Plan or other benefit or compensation plan, program, arrangement or agreement, except as may be necessary to maintain appropriate qualification under the Code or other Applicable Law, (E) except as permitted or required under Section 7.7, take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary and usual course of business, under any Plan, (F) loan or advance money or other property in violation of the Sarbanes-Oxley Act of 2002 or in excess of $10,000 to any present or former employees, officers or directors of the Company or any Company Subsidiary or make any change in any existing borrowing or lending arrangements on or on behalf of any such persons, (G) grant any new, or amend any existing, Option or enter into any agreement under which any Option would be required to be issued, including, but not limited to, a grant, or agreement to grant, any Option in connection with the settlement or payment of any award granted pursuant to an incentive or bonus plan or arrangement maintained by the Company or any Company Subsidiary, except
     (x) as permitted or required under Section 7.7 or (y) in the case of the issuance of Options with an exercise price of 100% of the then-current market price to promoted or newly hired employees pursuant to Option Plans in the ordinary course of business consistent with past practice (including with respect to the number of Options for the grade of employee) or (H) except as set forth in Section 7.6 or as set forth in writing by Parent for the express purpose of communications with employees of the Company and the Company Subsidiaries, make any representation or commitment to, or enter into any formal or informal understanding with, any employee of the Company or any Company Subsidiary with respect to compensation, benefits, or terms of employment to be provided by Parent, the Surviving Corporation or any of the Surviving Corporation's Subsidiaries at or subsequent to the Effective Time;

                  (xiv) (A) terminate any employee who is a party to a Change of Control Severance Agreement with the Company or any Company Subsidiary,
     (B) terminate any related group of employees (in one or a series of related terminations), (C) hire any employee at the director level or above or (D) hire more than eight (8) sales force employees (other than an employee hired to replace an active sales force employee whose employment is terminated voluntarily or in accordance with the terms of this Agreement);

                  (xv) except as contemplated by Section 4.19, waive, amend or otherwise alter the Rights Agreement or redeem the Rights or take any action to render Section 203 of the DGCL inapplicable to any transaction other than the transactions contemplated by this Agreement and the Stockholder Agreement;

                  (xvi) transfer or license to any Person or allow to lapse or go abandoned any Material Intellectual Property Rights of the Company;

                  (xvii) enter into any license agreement with any Person to obtain any material Intellectual Property Rights;

                  (xviii) commence, discharge or settle any Proceeding relating to Material Intellectual Property Rights;

                  (xix) accept any returns of Products outside the ordinary course of business consistent with past practice;

                  (xx) except as required by GAAP, make any change in accounting methods, principles or practices;

                  (xxi) waive any provision of any confidentiality agreement not entered into in the ordinary course of business consistent with past practice (or otherwise entered into with a third party in contemplation of an Alternative Acquisition) or standstill agreement to which the Company or any Company Subsidiary is a party; or

                  (xxii) commit or agree to take any of the foregoing actions.

              (b) Certain Tax Matters. From the date hereof until the Effective Time, the Company and the Company Subsidiaries will (i) timely file or cause to be timely filed all material Tax Returns, which shall be true, correct and complete in all material respects ("Post-Signing Returns"), required to be filed by it (after taking into account any applicable extensions); (ii) timely pay all material Taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) accrue a liability in its books and records and financial statements in accordance with past practice and GAAP for Taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent of any Proceeding pending against or with respect to the Company or a Company Subsidiary in respect of any Tax where there is a reasonable possibility of a determination or decision that would have a material adverse effect on the Company's Tax liabilities or Tax attributes and will not settle or compromise any such Proceeding without Parent's prior written consent; (v) not make any material Tax election, consent to any claim or assessment relating to any material Taxes or any waiver of the statute of limitations for such claim or assessment, settle or compromise any Tax liability or refund, change or adopt a Tax accounting method or file any amended Tax Return without Parent's prior written consent; and (vi) not engage in any "tax shelter" or "listed transaction" as defined in Section 6111 of the Code or the regulations thereunder.

              (c) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that becomes untrue or inaccurate in any respect or (ii) the failure by it (and, in the case of Parent, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Without limiting the generality of the foregoing, the Company shall promptly advise Parent orally and in writing of
(i) any changes or events that, to the Knowledge of the Company, individually or in the aggregate, would have, or be reasonably likely to have, a Company Material Adverse Effect or (ii) the cancellation or termination of any material insurance policy; provided, however, that no such notification pursuant to this sentence or the preceding sentence shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall use all commercially reasonable efforts to promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

         Section 6.2  No Solicitation.

              (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company and the Company Subsidiaries shall not (and the Company will not permit any of its or any of the Company Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of the Company Subsidiaries (collectively, "Company Representatives") to) directly or indirectly (i) solicit, initiate, facilitate, encourage, engage in discussions or negotiate with any Person or take any other action intended or designed to facilitate any inquiry or effort of any Person relating to any possible Alternative Acquisition, (ii) provide information with respect to the Company or any Company Subsidiary to any Person relating to any possible Alternative Acquisition or (iii) enter into any agreement with respect to any proposal for any possible Alternative Acquisition. Notwithstanding the foregoing, at any time prior to obtaining Stockholder Approval, the Company Board may, to the extent necessary to inform itself with respect to an unsolicited written bona fide proposal for an Alternative Acquisition (an "Alternative Acquisition Proposal") that did not result from a breach of this Section 6.2 and that the Company Board determines in good faith (after consultation with outside legal counsel) is a Superior Company Proposal, subject to providing prior written notice of its decision to take such action to Parent, (x) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Alternative Acquisition Proposal and its representatives pursuant to a confidentiality agreement with terms no more favorable to the Person making the Alternative Acquisition Proposal than those applicable to Parent under the Confidentiality Agreement and (y) participate in discussions with such Person and its representatives regarding such Alternative Acquisition Proposal. The Company shall, and shall cause the Company Subsidiaries and Company Representatives to, cease and cause to be terminated immediately all existing discussions or negotiations conducted heretofore with respect to any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Acquisition Proposal and obtain the return of all information provided to any third party pursuant to a confidentiality agreement (subject to any rights existing as of the date hereof of such third party to destroy such information in lieu of returning such information to the Company and to retain a copy solely for archival purposes, in either case pursuant to any such confidentiality agreement) or otherwise in connection with such discussions or negotiations. For purposes of this Section 6.2, the term "Person" shall include any group as defined in the Exchange Act.

              (b) Except as expressly permitted by this Section 6.2, neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, (ii) approve or cause or permit the Company or any Company Subsidiary to enter into any letter of intent, agreement in principle, definitive agreement or similar agreement constituting or relating to, or which is intended to or is reasonably likely to lead to, an Alternative Acquisition (an "Acquisition Agreement"), (iii) approve or recommend, or propose to approve or recommend, any Acquisition Agreement or Alternative Acquisition Proposal or
(iv) agree or resolve to take actions set forth in clauses (i), (ii) or (iii) of this sentence. Notwithstanding the foregoing, if, at any time prior to obtaining Stockholder Approval, the Company Board receives a Superior Company Proposal that did not result from a breach of this Section 6.2, the Company Board may, during such period, in response to such Superior Company Proposal, withdraw or modify its recommendation of this Agreement and the Merger at any time after the fourth Business Day following Parent's receipt of written notice (a "Notice of Superior Company Proposal") advising Parent that the Company Board has received a Superior Company Proposal and intends to withdraw or modify its recommendation, identifying the Person making such Superior Company Proposal and specifying the financial and other material terms and conditions of such Superior Company Proposal (it being understood that any amendment to the price or material terms of a Superior Company Proposal shall require an additional Notice of Superior Company Proposal and an additional two (2) Business Day period thereafter to the extent permitted under Applicable Law). In addition, at any time prior to obtaining Stockholder Approval, the Company Board, to the extent required by the fiduciary obligations of the Company Board under Delaware Law, as determined in good faith by the Company Board (after consultation with outside legal counsel), may cause the Company to terminate this Agreement in accordance with Section 9.1(e) (and concurrently with or after such termination, cause the Company to enter into an Acquisition Agreement with respect to a Superior Company Proposal); provided, however, that the Company shall not terminate this Agreement pursuant to Section 9.1(e), and any purported termination pursuant to Section 9.1(e) shall be void and of no force or effect, unless the Company shall have complied with the provisions of this Section 6.2 and the Company shall have paid to Parent the Termination Fee prior to or concurrently with such termination; and provided further, however, that the Company shall not be entitled to exercise its right to terminate this Agreement pursuant to Section 9.1(e), (A) until after the fourth Business Day following Parent's receipt of a Notice of Superior Company Proposal (it being understood that any amendment to the price or any other material term of a Superior Company Proposal shall require a new Notice of Superior Company Proposal and an additional two (2) Business Day period) and (B) unless within the four (4) Business Day period following the delivery of the Notice of Superior Company Proposal (or the two (2) Business Day period following the delivery of a new Notice of Superior Company Proposal due to an amendment of a Superior Company Proposal), Parent has not proposed adjustments in the terms and conditions of this Agreement as favorable from a financial point of view to the Company's stockholders as such Superior Company Proposal.

              (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, the Company promptly, and in any event within twenty-four (24) hours, shall (i) advise Parent in writing of receipt by it (or any Company Representatives) of any Alternative Acquisition Proposal or any inquiry indicating that any Person is considering making or wishes to make an Alternative Acquisition Proposal, identifying such Person and the financial and other material terms and conditions of any Alternative Acquisition Proposal or potential Alternative Acquisition Proposal and (ii) notify Parent after receipt of any request for nonpublic information relating to the Company or any of the Company Subsidiaries or for access to the Company's or any of the Company Subsidiaries' properties, books or records by any Person that may be considering making, or has made, an Alternative Acquisition Proposal, identifying such Person and the information requested by such Person, and provide Parent with any nonpublic information that is given to such Person pursuant to this Section 6.2(c). The Company shall (i) keep Parent reasonably informed as to the status and the financial and other material terms and conditions of any such Alternative Acquisition Proposal, indication or request and (ii) provide to Parent as promptly as practicable any applicable written agreement that describes any of the terms or conditions of any Alternative Acquisition Proposal.

              (d) Nothing contained within this Section 6.2 shall prevent the Company Board from complying with Rule 14e-2(a) under the Exchange Act with regard to any Alternative Acquisition Proposal; provided, however, that except as set forth in Section 6.2(b), in no event shall the Company Board or any committee thereof withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or adopt, approve or recommend, or propose to adopt, approve or recommend, any Alternative Acquisition Proposal.

              (e) The parties agree that if any Company Representative takes any action which may not be taken by the Company or any Company Subsidiary under this Section 6.2, such action shall be deemed a material breach of this Agreement by the Company.

                                  ARTICLE VII

                             Additional Agreements
                             ---------------------

         Section 7.1  Preparation of the Proxy Statement; Stockholders Meeting.

              (a) As promptly as practicable following the date of this Agreement, but in no event later than ten (10) Business Days thereafter, the Company shall prepare and file with the SEC the preliminary Proxy Statement. Each of the parties shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement. The Company shall use all commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective directors, officers or Affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review and comment on such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

              (b) The Company shall, as soon as reasonably practicable following the date of this Agreement, establish a record date (which will be as soon as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval. The Company shall cause the Stockholders Meeting to be held as promptly as reasonably practicable after the date of this Agreement. The Company shall, through the Company Board, recommend to its stockholders that they approve and adopt this Agreement and the Merger and include such recommendation in the Proxy Statement, except to the extent that the Company Board shall have withdrawn its recommendation of this Agreement or the Merger as permitted by
Section 6.2. Unless the Company Board has withdrawn its recommendation in compliance with this Agreement, the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the Stockholder Approval.

         Section 7.2 Access to Information; Confidentiality. The Company shall, and shall cause each of the Company's Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, legal counsel, financial advisors and other representatives, full and complete access upon reasonable notice during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by Applicable Law, Parent shall hold, and shall cause its officers, employees, accountants, legal counsel, financial advisors and other representatives and Affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence, in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 7.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         Section 7.3  Reasonable Efforts; Notification.

              (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, including, but not limited to, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities pursuant to the HSR Act and any pre-merger notification requirements in Austria, Germany, Ireland, Italy and the Czech Republic) and the taking of all reasonable steps as may be necessary to obtain any necessary approval or waiver from, or to avoid an action or Proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Stockholder Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Company Board shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any other transactions contemplated by this Agreement or the Stockholder Agreement, use all their commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement or the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Stockholder Agreement, as applicable, and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Stockholder Agreement and the other transactions contemplated hereby and thereby.

              (b) The Company and Parent shall make appropriate filings under each of the HSR Act and the pre-merger notification requirements in Austria, Germany, Ireland, Italy and the Czech Republic with respect to the transactions contemplated hereby within ten (10) Business Days of the date hereof and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period.

              (c) In furtherance of the agreements of the parties contained in this Section 7.3 and not in limitation thereof, if any objections are asserted with respect to the Merger under the HSR Act, or if any suit is instituted (or threatened to be instituted) by the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Entity or any third party challenging any of the transactions contemplated by this Agreement, or which would otherwise prohibit or materially impair or materially delay the consummation of the Merger, each of Parent and the Company shall use all commercially reasonable efforts to resolve any such objections or suits so as to permit consummation of the Merger; provided, however, that notwithstanding anything to the contrary in this Agreement, (i) the Company shall not, without Parent's prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow any of the Company Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters), and the Company shall commit to, and shall use all commercially reasonable efforts to effect (and shall cause each of the Company Subsidiaries to commit to and use all their commercially reasonable efforts to effect), any such divestitures, licenses, hold separate arrangements or similar matters as Parent shall request, but solely if such divestitures, licenses, hold separate arrangements or similar matters are contingent on consummation of the Merger and (ii) neither Parent nor any of its Subsidiaries shall be required to agree (with respect to (A) Parent or its Subsidiaries or (B) the Company or the Company Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices.

              (d) The Company and Parent each shall use all commercially reasonable efforts to keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent, Sub or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the transactions contemplated by this Agreement.

         Section 7.4 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other and shall mutually agree upon any press release or other public statements with respect to the transactions contemplated by this Agreement, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, in which case the party proposing to issue such press release shall use all reasonable efforts to give as much advance notice to the other party as possible and to consult in good faith with the other party before issuing such press release or making any such public announcement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         Section 7.5  Indemnification and Insurance.

              (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the directors or officers of the Company (each an "Indemnified Party") as provided in its certificate of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six (6) years following the Effective Time, and accordingly, during such period, the Surviving Corporation shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties currently are entitled to indemnification.

              (b) Parent shall, or shall cause the Surviving Corporation to, maintain the Company's existing D&O Insurance for a period of not less than six
(6) years after the Effective Time; provided, however, that Parent or the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts; provided further, that if the existing D&O Insurance expires or is cancelled during such period, Parent or the Surviving Corporation shall use all commercially reasonable efforts to obtain substantially similar D&O Insurance; and provided further, that neither Parent nor the Surviving Corporation shall be required to expend, in order to maintain or procure an annual D&O Insurance policy, an amount for annual premiums in excess of two hundred fifty percent (250%) of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

              (c) The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         Section 7.6  Benefits and Employment.

              (a) As of the Effective Time, Parent agrees to assume the Change in Control Severance Agreements listed in Section 7.6 of the Company Disclosure Schedule and to perform the Company's obligations thereunder in the same manner and to the same extent as the Company would be required thereunder to perform such obligations in the absence of such assumption.

              (b) As soon as commercially practicable after the Effective Time, the Continuing Employees shall receive compensation and benefits substantially comparable in the aggregate to those of similarly situated employees of Parent based on Parent's evaluation of the nature and scope of the employee's duties; principal location where those duties are performed; grade level; and performance. Benefits provided to Continuing Employees following the Effective Time may be provided through continuation of the Plans or through employee benefit plans of the Surviving Corporation (or of Parent or the Surviving Corporation's Subsidiaries, as the case may be), including, but not limited to, retiree health plans, maintained, established or contributed to by Parent, the Surviving Corporation or any of the Surviving Corporation's Subsidiaries at or subsequent to the Effective Time (collectively, the "Surviving Corporation Plans"). The Continuing Employees shall receive full credit for periods of service with the Company or any Company Subsidiary prior to the Effective Time for purposes of determining eligibility and vesting under the Surviving Corporation Plans; provided, that credit will not be given for purposes of benefit accruals (other than vacation policies), and provided further, that as to any retiree health plan, Continuing Employees will not receive credit for purposes of eligibility, vesting and benefit accrual with respect to service for Parent, the Surviving Corporation or the Surviving Corporation's Subsidiaries before the Effective Time. Any amounts previously expended by Continuing Employees for purposes of satisfying deductibles under any Plan for the applicable current plan year shall be credited for purposes of satisfying any corresponding deductibles under the Surviving Corporation Plans. No pre-existing condition limitations not applicable under the Plans shall be imposed on Continuing Employees upon admittance into any Surviving Corporation Plan. Nothing contained in this Section 7.6 shall require Parent, the Surviving Corporation, or any of their Affiliates to continue to employ or to continue any level of compensation and benefits of any Company Employee for any period following the Effective Time or create any third party rights.

              (c) Except as set forth in Section 7.6(a) and Section 7.6(b), none of Parent, the Surviving Corporation or any of the Surviving Corporation's Subsidiaries shall have any obligation to continue any Plan as of or subsequent to the Effective Time; and each of Parent and the Surviving Corporation shall have the right to amend, modify, or terminate any Plan at or subsequent to the Effective Time.

         Section 7.7  Stock Options/ESPP.

              (a) Prior to the Effective Time, the Company shall take all action, including obtaining consents from holders of Options (as defined below), necessary to cause each unexpired and unexercised stock option under the Option Plans or otherwise granted by the Company outside the Option Plans (each an "Option"), whether vested or unvested, to be canceled immediately prior to the Effective Time. In consideration for such cancellation, the holder of each such Option shall receive, as soon as reasonably practicable at or after the Effective Time, a cash payment from the Parent or the Surviving Corporation equal to the product of (i) the total number of shares that were subject to such Option immediately prior to the Effective Time, whether such Option was vested or unvested, and (ii) the excess (if any) of (A) the Merger Consideration over (B) the exercise price per share subject to such Option, such cash payment to be reduced by any required withholding of Taxes.

              (b) The Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

              (c) As of or prior to the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined in accordance with
Section 19(c) of the ESPP by the Company Board setting a new exercise date under the ESPP to occur immediately following the final payroll date prior to the Effective Time, on which date all purchase periods and offering periods shall terminate. Immediately following the date of this Agreement, the Company shall cause the administrator of the ESPP to prohibit any participant in the ESPP from increasing his or her payroll deduction rate prior to the Effective Time. The Company shall not commence any new purchase periods or offering periods pursuant to the ESPP following the date of this Agreement. Prior to the Effective Time, the Company shall take all actions that are necessary to give effect to the transactions contemplated by this Section 7.7(c).

              (d) By adopting or approving this Agreement, the Company Board shall be deemed to have approved and authorized, and the stockholders of the Company shall be deemed to have approved and ratified, each and every amendment to (and such other actions in respect of) the Option Plans and the ESPP (and any other plan) and the agreements evidencing awards under the Option Plans and the ESPP (and any other plan) as the officers of the Company may deem necessary or appropriate to give effect to the provisions of this Section 7.7.

              (e) The Company shall deliver to Parent no later than three (3) days prior to the new exercise date under Section 7.7(c) a list of amounts allocated to the ESPP accounts of each participant in the ESPP on such date with respect to each offering period then underway.

              (f) Prior to the Effective Time, the Company and each Company Subsidiary, as applicable, shall take any and all actions necessary to ensure that each Incentive Plan is amended and/or interpreted to provide that such plan shall not permit the payment or settlement of awards thereunder in Company Common Stock or Options (or any other stock or derivative security of the Company or any Company Subsidiary). No amendment or interpretation adopted in accordance with the preceding sentence shall increase the aggregate payments made with respect to any award granted pursuant to an Incentive Plan.

         Section 7.8 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Stockholder Agreement, and no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld.

                                 ARTICLE VIII

                              Conditions Precedent
                              --------------------

         Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

              (a) Stockholder Approval. This Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law.

              (b) Antitrust Filings. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and all applicable waiting periods (and any extensions thereof) under the pre-merger notification requirements in Germany and Ireland shall have been terminated or shall have expired (or, to the extent applicable, all approvals under such requirements shall have been obtained).

              (c) No Injunctions or Restraints. No Applicable Law shall have been enacted or promulgated by any Governmental Entity that prohibits the consummation of the Merger, and there shall be no Order or injunction of a court of competent jurisdiction in effect that prohibits the consummation of the Merger (collectively, "Legal Restraints").

         Section 8.2 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to satisfaction or waiver (to the extent permitted by Applicable Law) of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement (disregarding all qualifications and exceptions contained therein relating to "materiality" or "Company Material Adverse Effect") shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), with only such exceptions as would not, individually or in the aggregate, have a Company Material Adverse Effect.

              (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

              (c) Company Certificate. Parent shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer of the Company, to the effect that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

              (d) No Governmental Litigation. There shall not be pending any Proceeding by any Governmental Entity (i) seeking to restrain or prohibit the consummation of the Merger or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the Company Subsidiaries, taken as a whole, (ii) seeking to prohibit or impose any limitations on Parent's or Sub's ownership or operation (or that of any of their respective Subsidiaries or Affiliates) of any portion of their or the Company's businesses or assets, or to compel any such Person to dispose of or hold separate any portion of the business or assets of the Company or Parent and their respective Subsidiaries, (iii) seeking to impose limitations on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, (iv) seeking to prohibit Parent or any of its Affiliates from effectively controlling the business or operations of the Company and the Company Subsidiaries or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect; and no court, arbitrator or Governmental Entity shall have issued any Order, and there shall not be any Applicable Law, that is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (v).

              (e) No Company Material Adverse Effect. At any time on or after the date of this Agreement, there shall not have occurred any Company Material Adverse Effect (or, if one shall have occurred, it shall have been cured to the reasonable satisfaction of Parent).

         Section 8.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction or waiver (to the extent permitted by Applicable Law) of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement (disregarding all qualifications and exceptions contained therein relating to "materiality") shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), with only such exceptions as would (x) impair in any material respect the ability of either Parent or Sub to perform its obligations under this Agreement, or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

              (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

              (c) Parent Certificate. Company shall have received a certificate, dated as of the Effective Time, signed by the chief executive officer or chief financial officer of Parent, to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

                                  ARTICLE IX

                       Termination, Amendment and Waiver
                       ---------------------------------

         Section 9.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval has been obtained:

              (a) by mutual written consent of Parent and the Company;

              (b) by either Parent or the Company if:

                  (i) the Merger shall not have been consummated by September 30, 2004 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Merger to occur on or before the End Date;

                  (ii) any Legal Restraint having the effect set forth in
     Section 8.1(c) shall be in effect and be final and not subject to further appeal;

                  (iii) the Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                  (iv) there shall have been a breach by the other of any of its respective representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2(a) or (b) (in the case of the Company) or Section 8.3(a) or (b) (in the case of Parent), and in any such case, such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the party alleged to be in breach.

              (c) by Parent if:

                  (i) the Company Board or any committee thereof withdraws or modifies in a manner adverse to Parent or Sub its recommendation of this Agreement or the Merger, or fails to reconfirm such recommendation if so requested by Parent within ten (10) Business Days following such request, or if the Company Board or any committee thereof resolves to take any of the foregoing actions;

                  (ii) the Company Board or any committee thereof approves or recommends any Alternative Acquisition Proposal, or fails to recommend against, or takes a neutral position with respect to, a tender or exchange offer related to an Alternative Acquisition Proposal, or the Company Board or any committee thereof resolves to take any of the foregoing actions; or

                  (iii) the Company shall have violated or breached any of its obligations under Section 6.2;

              (d) by Parent in the event that changes or developments occur which, individually or in the aggregate, have resulted in a Company Material Adverse Effect, and in any such case, such Company Material Adverse Effect shall be incapable of being cured; and

              (e) by the Company in accordance with the terms and subject to the conditions of Section 6.2(b).

         Section 9.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and, except to the extent that such termination results from fraud or the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, there shall be no liability or obligation on the part of Parent, Sub or the Company, other than with respect to Section 4.21, Section 5.4, this Section 9.2, Section 9.3 and Article X, which provisions shall survive such termination.

         Section 9.3 Fees and Expenses.

              (a) All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

              (b) If this Agreement is terminated: (i) by Parent pursuant to
Section 9.1(c) or (ii) by the Company pursuant to Section 9.1(e), then the Company shall immediately prior to any such termination by the Company or, in the event of a termination by Parent, promptly, but in no event later than two
(2) days after the date of such termination, pay Parent a fee equal to $44,500,000 (the "Termination Fee"). If this Agreement is terminated by any party hereto: (x) pursuant to Section 9.1(b)(i) following a failure by the Company to hold the Stockholders Meeting in breach of its obligations under
Section 7.1(b) or (y) pursuant to Section 9.1(b)(iii) and at or prior to the time of the Stockholders Meeting an Alternative Acquisition Proposal shall have been publicly announced and, prior to the date twelve (12) months following the date of the termination of this Agreement, the Company shall either (A) consummate an Alternative Acquisition or (B) enter into an Acquisition Agreement providing for an Alternative Acquisition, which Alternative Acquisition is subsequently consummated, then the Company shall pay the Termination Fee in the case of clause (A) concurrently with the consummation of such Alternative Acquisition or in the case of clause (B) concurrently with the consummation of the transaction subject to such Acquisition Agreement (whether or not such transaction is consummated prior to the date twelve (12) months following the date of the termination of this Agreement). All payments made pursuant to this Section 9.3(b) shall be made by wire transfer of immediately available funds to an account designated by Parent.

              (c) The Company acknowledges that the agreements contained in
Section 9.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. If the Company shall fail to pay the Termination Fee when due, the Termination Fee shall be deemed to include the costs and expenses incurred by Parent (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.3, together with interest on such unpaid Termination Fee, commencing on the date that the Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus one percent (1%).

         Section 9.4 Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         Section 9.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE X

                               General Provisions
                               ------------------

         Section 10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 10.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to Parent or Sub, to:

                Abbott Laboratories
                100 Abbott Park Road
                Building AP6D, Department 6392
                Abbott Park, Illinois 60064-6020
                Attention: President and Chief Operations Officer,
                           Medical Products Group
                Telecopier: (847) 938-6277

         with a copy to:

                Abbott Laboratories
                100 Abbott Park Road
                Building AP6D, Department 322
                Abbott Park, Illinois 60064-6020
                Attention:  Divisional Vice President,
                            Domestic Legal Operations
                Telecopier: (847) 938-1206

         with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                333 West Wacker Drive
                Chicago, Illinois 60606
                Attention: Charles W. Mulaney, Jr.
                Telecopier: (312) 407-0411

         if to the Company, to:

                TheraSense, Inc.
                1360 South Loop Road
                Alameda, California 94502
                Attention: Bob Brownell
                           Vice President, General Counsel Telecopier:
                (510) 749-5438

         with a copy to:

                Davis Polk & Wardwell
                1600 El Camino Real
                Menlo Park, California 94025
                Attention: Francis S. Currie
                Telecopier: (650) 752-3602

         Section 10.3 Interpretation. When a reference is made in this Agreement to a Section, Annex or Schedule, such reference shall be to a Section of, or an Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

         Section 10.4 Counterparts. This Agreement may be executed (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Company Disclosure Schedules, the Stockholder Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect transactions contemplated by this Agreement. Other than Section
7.5 of this Agreement, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.

         Section 10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the applicable principles of conflict of laws thereof.

         Section 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any direct wholly-owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         Section 10.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action or counterclaim relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any action related to arising out of this Agreement or any of the transactions contemplated hereby.

         Section 10.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                      ABBOTT LABORATORIES


                                      By: /s/ Richard A. Gonzalez
                                          ---------------------------------
                                          Name:  Richard A. Gonzalez
                                          Title: President and Chief Operating
                                                 Officer, Medical Products Group


                                      CORVETTE ACQUISITION CORP.


                                      By: /s/ Thomas C. Freyman
                                          ---------------------------------
                                          Name:  Thomas C. Freyman
                                          Title: President


                                      THERASENSE, INC.


                                      By: /s/ W. Mark Lortz
                                          --------------------------------
                                          Name:  W. Mark Lortz
                                          Title: Chairman, President and CEO